                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



        Solectron Corporation, a corporation organized and existing under the by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:
        FIRST: That at a meeting of the Board of Directors of Solectron Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the Article Fourth thereof so that, as amended, said Article shall be and read as follows:

                        "This corporation is authorized to issue two classes of
                shares: Common Stock and Preferred Stock. The total number of shares which this corporation is authorized to issue is four hundred one million two hundred thousand (401,200,000) shares. The number of shares of Common Stock authorized is four hundred million (400,000,000) shares, $.001 par value. The number of shares of Preferred Stock authorized is one million two hundred thousand (1,200,000) shares, $.001 par value.

                        The shares of Preferred Stock authorized by this
                Certificate of Amendment of Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.

                        For any series of Preferred Stock having issued and
                outstanding shares, the Board of Directors is hereby authorized to increase or decrease the number of shares of such series when the number of shares of such series was originally fixed by the Board of Directors, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series.

                        If the number of shares of any series is so decreased,
                then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Solectron Corporation has caused this certificate to be signed by Susan Wang, its Senior Vice President, Chief Financial Officer and Secretary, this 27th day of January, 1999.



                                        By: /s/ SUSAN WANG
                                           -------------------------------------
                                           Susan Wang
                                           Senior Vice President,
                                           Chief Financial Officer and Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION



        Solectron Corporation, a corporation organized and existing under the by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

        FIRST: That at a meeting of the Board of Directors of Solectron Corporation, resolutions were duly adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

                RESOLVED, That the Certificate of Incorporation of this corporation be amended by changing the Article Fourteenth thereof so that, as amended said Article shall be and read as follows:

                        "Stockholders of the Corporation may take action by
                written consent in lieu of a meeting."

        SECOND: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

        THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        IN WITNESS WHEREOF, said Solectron Corporation has caused this certificate to be signed by Susan Wang, its Senior Vice President, Chief Financial Officer and Secretary, this 30th day of January, 1998.


                                        By: /s/ SUSAN WANG
                                           -------------------------------------
                                           Susan Wang
                                           Senior Vice President,
                                           Chief Financial Officer and Secretary

                                   EXHIBIT A

                                   CORRECTED
                          CERTIFICATE OF INCORPORATION

                                       OF

                             SOLECTRON CORPORATION


FIRST:    The name of the Corporation is Solectron Corporation (the
          "Corporation").

SECOND: The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: This corporation is authorized to issue two classes of shares: Common Stock and Preferred Stock. The total number of shares which this corporation is authorized to issue is two hundred one million two hundred thousand (201,200,000) shares. The number of shares of Common Stock authorized is two hundred million (200,000,000) shares, $.001 par value. The number of shares of Preferred Stock authorized is one million two hundred thousand (1,200,000) shares, $.001 par value.

          The shares of Preferred Stock authorized by this Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, the Board of Directors is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.

          For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is hereby authorized to increase or decrease the number of shares of such series when the number of shares of such series was originally fixed by the Board of Directors, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series.

          If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

FIFTH:    The name and mailing address of the incorporator are as follows:

                      NAME                       MAILING ADDRESS
                      ----                       ---------------
                      Susan Wang                 Solectron Corporation
                                                 847 Gibraltar Drive, Building 5
                                                 Milpitas, CA  95035

SIXTH:    The Corporation is to have perpetual existence.

SEVENTH: Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins.

EIGHTH: A. At each annual meeting of stockholders, directors of the Corporation shall be elected to hold office until the expiration of the term for which they are elected, and until their successors have been duly elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

          B. Vacancies occurring on the Board of Directors may be filled by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at a meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy shall hold office until the next succeeding annual meeting of stockholders of the Corporation at which the directorship is to be elected and until his or her successor shall have been duly elected and qualified.

NINTH: The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.

TENTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ELEVENTH: A. To the fullest extent permitted by the Delaware General Corporation
          Law as the same exists or as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

          B. Neither any amendment nor repeal of this Article, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this
          Article in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.


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

TWELFTH: At the election of directors of the Corporation, each holder of stock of any class or series shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit, so long as the name of the candidate for director shall have been placed in nomination prior to the voting and the stockholder, or any other holder of the same class or series of stock, has given notice at the meeting prior to the voting of the intention to cumulate votes.

THIR-     Meetings of stockholders may be held within or without the State of
TEENTH: Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

FOUR-     Stockholders of the Corporation may not take action by written consent
TEENTH: in lieu of a meeting but must take any actions at a duly called annual or special meeting.

FIF-      Advance notice of stockholder nomination for the election of directors
TEENTH: and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

SIX-      The Corporation reserves the right to amend, alter, change or repeal
TEENTH: any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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